EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-60151, Post-Effective Amendment No. 1 to Registration Statement No. 333-82035, Post-Effective Amendment No. 2 to Registration Statement No. 333-04505, and Post-Effective Amendment No. 5 to Registration Statement No. 33-84578 of AK Steel Holding Corporation on Forms S-8 of our report dated March 3, 2004, appearing in this Annual Report on Form 10-K of AK Steel Holding Corporation for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP

Cincinnati, Ohio

March 5, 2004